Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

For Tender of Shares of Common Stock

of

COLLECTORS UNIVERSE, INC.

at

$75.25 NET PER SHARE

Pursuant to the Offer to Purchase dated December 17, 2020

by

Cards Acquisition Inc.

an indirect wholly owned subsidiary of

Cards Parent LP

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK TIME ON JANUARY 19, 2021 (ONE MINUTE AFTER 11:59 P.M., NEW YORK TIME, ON JANUARY 19, 2021), UNLESS

THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (a) certificates representing shares of common stock, par value $0.001 per share (the “Shares”), of Collectors Universe, Inc., a Delaware corporation (the “Company”), are not immediately available, (b) the procedure for book-entry transfer described in Section 3 of the Offer to Purchase (as defined below) cannot be completed prior to the expiration of the Offer or (c) time will not permit all required documents to reach Broadridge (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by mail or overnight courier to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

Broadridge Corporate Issuer Solutions, Inc.

If delivering by USPS:	If delivering by UPS, FedEx or Courier:

Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, New York 11717-0718	Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, New York 11717

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution (as defined in the Offer to Purchase) that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Cards Acquisition Inc., a Delaware corporation and an indirect wholly owned subsidiary of Cards Parent LP, a Delaware limited partnership, upon the terms and subject to the conditions set forth in the offer to purchase, dated as of December 17, 2020 (the same, as it may be amended or supplemented from time to time in accordance with its terms, the “Offer to Purchase”), and the related Letter of Transmittal (the same, as it may be amended or supplemented from time to time in accordance with its terms, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of Shares, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares and Certificate No(s): (if available) ☐ Check here if Shares will be tendered by book-entry transfer Name of Tendering Institution: DTC Account Number: Dated:	Name(s) of Record Holder(s): (Please type or print) Address(es): (Zip Code) Area Code and Tel. No. Signature(s)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (defined in Section 3 of the Offer to Purchase), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder, and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at DTC (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal or, in the case of a book-entry transfer, an Agent’s Message (defined in Section 3 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within two (2) Nasdaq Global Market trading days after the date hereof.

Name of Firm
(Authorized Signature)
Address	Name
(Please type or print)
Title:
(Zip Code)
Area Code and Tel. No.:	Date:

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.